Zymeworks Provides Corporate Update and
Reports Third Quarter 2022 Financial Results

•Announced exclusive license agreement with Jazz Pharmaceuticals to develop and commercialize zanidatamab, Zymeworks’ lead clinical candidate, for total potential payments of up to $1.76 billion, plus royalties on net sales
•Hosted Early Research and Development day highlighting progress in development of product pipeline and potential applications of proprietary next-generation technology platforms
•Completed plan to become a Delaware corporation, providing opportunities for enhanced long-term value for securityholders, simplified commercialization efforts and monetization opportunities for product candidates, and greater comparability to peers
•Reported encouraging preliminary Phase 1 trial results for zanidatamab zovodotin at ESMO Congress, with zanidatamab zovodotin showing a manageable tolerability profile and promising single-agent anti-tumor activity in HER2-expressing cancers
•Improved financial position enables Zymeworks to fund planned operations through at least 2026, and potentially beyond, assuming receipt of upfront payments from Jazz as anticipated in 4Q22
•Will host conference call today, at 4:30 PM Eastern Time (ET)

Vancouver, British Columbia (November 8, 2022) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today reported financial results for the third quarter ended September 30, 2022.
“We have had a transformative quarter beginning with the presentation of results from our Phase 1 trial of zanidatamab zovodotin, the presentation of our early R&D day and culminating in our announcement of the zanidatamab licensing agreement with Jazz,” said Kenneth Galbraith, Chair & CEO of Zymeworks. “All of these events are important steps in our path forward over the coming years. With a zanidatamab partnership executed, our cash runway expected to be extended, and a growing portfolio of exciting preclinical product candidates, we are well situated to continue advancing the development of novel biotherapeutics and further progress towards our goal of addressing difficult to treat cancers with traditionally poor patient prognoses.”

Third Quarter 2022 Business Highlights and Recent Developments
•Announced Exclusive Licensing Agreement for Zanidatamab with Jazz Pharmaceuticals
The exclusive licensing agreement to develop and commercialize zanidatamab globally,

excluding existing Asia-Pacific territories already licensed to BeiGene Ltd., represents an exciting step in delivering this important therapy to patients globally. Under the terms of the agreement, Jazz will receive an exclusive license to develop and commercialize zanidatamab in the United States, Europe, Japan and all other territories except for those Asia/Pacific territories that Zymeworks previously licensed to BeiGene. Zymeworks is eligible to receive a $50 million upfront payment, following receipt of the clearance relating to the United States Hart-Scott Rodino Antitrust Improvements Act of 1976, and should Jazz decide to continue the collaboration following readout of the top-line clinical data from HERIZON-BTC-01, a second, one-time payment of $325 million. Zymeworks is also eligible to receive up to $525 million upon the achievement of certain regulatory milestones and up to $862.5 million in potential commercial milestone payments, for total potential payments of up to $1.76 billion. Pending approval, Zymeworks is eligible to receive tiered royalties between 10% and 20% on Jazz’s net sales. The transaction is expected to close before the end of 2022.

•Zanidatamab Zovodotin (ZW49) Results from Preliminary Phase 1 Trial Presented in Oral Presentation at the ESMO Congress
Zymeworks presented encouraging preliminary results in this first-in-human trial evaluating zanidatamab zovodotin in HER2-expressing cancers as a monotherapy. Zanidatamab zovodotin exhibited a confirmed objective response rate of 31% at the 2.5 mg/kg Q3W dose (dose escalation plus expansion) across multiple tumor types in a heavily pretreated patient population and also displayed a differentiated tolerability profile with the majority of adverse events being grade 1 or 2 with no signals of interstitial lung disease, no significant neuropathy, and no significant neutropenia. The Company continues to consider multiple potential paths of development in indications such as non-small cell lung cancer, metastatic breast cancer, and other HER2-expressing pan-tumor indications as a monotherapy or in combination with standards of care, including PD-1 inhibitors. Enrollment in our weekly dosing cohort is complete, and we expect to determine a recommended Phase 2 dose over the next few months.

•Completed Plan to Become a Delaware Domiciled Corporation
The corporate redomicile was an important step in helping facilitate our key strategic priorities, as laid out in January, and continues the consistent efforts towards increasing long-term stockholder value. The redomicile was overwhelmingly approved by Zymeworks securityholders at a Special Meeting held on October 7, 2022, and the Delaware Common Stock began trading on the New York Stock Exchange under the symbol “ZYME” on October 13, 2022.

•Continued Progress in Zanidatamab Clinical Studies
Zanidatamab continued to advance in clinical studies across multiple HER2-expressing cancers with an acceptance for publication this year of a manuscript detailing results from our Phase 1 dose-escalation and expansion study of zanidatamab as monotherapy in patients with locally advanced and/or metastatic HER2-expressing or amplified cancers. Further, Zymeworks will present results in a spotlight poster discussion at the San Antonio Breast Cancer Symposium on Friday, December 9 at 7:00 am Central Time (CT) in a poster titled, “Treatment of HER2-positive (HER2+) hormone-receptor positive (HR+) metastatic breast cancer (mBC) with the novel combination of zanidatamab, palbociclib, and fulvestrant.”

Early Research & Development Program Update
Zymeworks presented an update on its preclinical programs at an Early R&D day in New York City on October 20, 2022. At this event, we highlighted the progress in development of our novel pipeline assets and next-generation technology platforms and outlined the programs supporting our goal of filing five new investigational new drug (IND) applications in the next 5 years.

“It is an exciting time to be a part of a team at the forefront of antibody engineering and design,” said Paul Moore, Ph.D., Chief Scientific Officer at Zymeworks. “With the presentation of our new pipeline assets, as well as the vision behind where we see our future growth in multispecific antibody therapeutics and antibody-drug conjugate development, we have an exciting future ahead. We look forward to reporting further progress as we develop and expand our product pipeline in the years ahead to pursue our goal of filing 5 new IND applications in the next 5 years.”

Updates on the Company’s antibody drug conjugate programs, included:
•Topoisomerase 1 inhibitor (TOPO1i) payload technology development
•ZW191: a Folate Receptor-alpha targeted topoisomerase-1 ADC with IND expected in 2024
•ZW251: a Glypican-3 targeted topoisomerase-1 ADC
•ZW220: a NaPi2b targeted topoisomerase-1 ADC

Review of progress in multispecific antibody therapeutics development, including:
•ZW171: a Mesothelin x CD3 targeted 2+1 format bispecific t cell engaging antibody with IND expected in 2024
•Tri-specific T-cell Engagers incorporating co-stimulation (TriTCE-costim)
•Tri-specific T-cell Engagers incorporating checkpoint inhibition (TriTCE-CPI)
Financial Results for the Quarter Ended September 30, 2022
Zymeworks’ revenue relates primarily to non-recurring upfront fees, expansion payments or milestone payments from collaboration and license agreements, which can vary in timing and amount from period to period, as well as payments for research and development support. Revenue for the three months ended September 30, 2022 was $2.6 million compared to $4.4 million for the same period of 2021. Revenue for 2022 included $2.6 million for research support and other payments from our partners. Revenue for the same period in 2021 included milestone revenue of $4.0 million from Janssen and $0.4 million in research support and other payments from our partners.
Research and development expense decreased by $12.8 million in the three months ended September 30, 2022 compared to the same period in 2021. Research and development expense in 2022 included non-cash stock-based compensation expense of $2.2 million, comprised of a $2.2 million expense from equity classified awards and a nominal amount of expense related to the non-cash, mark-to-market revaluation of certain historical liability classified awards. Excluding stock-based compensation expense and restructuring recovery of $0.1 million, research and development expense decreased on a Non-GAAP basis by $10.3 million in 2022 compared to 2021. The decrease related primarily to lower employee compensation expense as a result of a decrease in headcount due to the Company’s restructuring program, a decrease in manufacturing and clinical expenses for zanidatamab, as well as a decrease in licensing expenses related to preclinical activities.

“With the anticipated proceeds from our exclusive licensing agreement with Jazz, our significantly improved financial position allows Zymeworks to properly fund and advance exciting opportunities in our product pipeline,” said Chris Astle, Ph.D., SVP and Chief Financial Officer. “With our cash runway potentially extended through at least 2026, and potentially beyond, we can focus on strategically advancing our preclinical and early clinical pipeline assets, and will look to maintain our strong balance sheet through proper expense management and continued pursuit of additional partnership and collaboration opportunities and asset monetizations.”
We expect research and development expenditures to fluctuate over time in line with the advancement, expansion and completion of the clinical development of our product candidates, as well as our ongoing preclinical research activities.
Excluding the impact of stock-based compensation and restructuring recovery of $0.8 million, general and administrative expense decreased on a Non-GAAP basis by $0.1 million during three months ended September 30, 2022 compared to same period in 2021. This decrease was primarily due to a decrease in salaries and benefits expense as a result of decrease in headcount due to the Company’s restructuring program, partially offset by an increase in professional fees, depreciation and other expenses in 2022.
Net loss for the three months ended September 30, 2022 was $47.8 million compared to $60.6 million for the same period of 2021, representing a 21% decrease.
As of September 30, 2022, Zymeworks had $166.2 million in cash resources consisting of cash, cash equivalents and short-term investments. We continue to pursue additional partnerships and collaborations across our product portfolio in order to advance and broaden our early clinical and preclinical candidate pipeline.
About Zymeworks Inc.
Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab, is a novel Azymetric™ HER2-targeted bispecific antibody currently being evaluated in multiple Phase 1, Phase 2, and pivotal clinical trials globally as a targeted treatment option for patients with solid tumors that express HER2. Zymeworks’ second clinical candidate, zanidatamab zovodotin (ZW49), is a novel bispecific HER2‑targeted antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker and cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with global biopharmaceutical companies. For more information on our ongoing clinical trials visit www.zymeworksclinicaltrials.com. For additional information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.

Cautionary Note Regarding Forward-Looking Statements
This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements that relate to Zymeworks’ expectations regarding implementation of its corporate goals; the anticipated benefits of the license agreement with Jazz; Zymeworks’ ability to receive the upfront $50 million payment following expiration or termination of the waiting period under the Hart-Scott-Rodino Act and the anticipated timing thereof; Zymeworks’ ability to receive additional payments pursuant to the license agreement, including the additional $325 million following readout of the top line data from HERIZON-BTC-01, as well as any additional future milestone payments and royalties; the timing of and results of interactions with regulators; Zymeworks’ clinical development of its product candidates, related clinical trials, anticipated clinical data presentations and the timing thereof; potential therapeutic effects of zanidatamab and its other product candidates; expected financial performance and future financial position; the commercial potential of technology platforms and product candidates; anticipated continued receipt of revenue from existing and future partners; Zymeworks’ preclinical pipeline; the expected benefits of the redomicile; anticipated sufficiency of cash resources and other potential sources of cash, including anticipated payments from Jazz, to fund Zymeworks’ planned operations through at least 2026, and potentially beyond; Zymeworks’ ability to execute new collaborations and partnerships and other information that is not historical information. When used herein, words such as “plan”, “believe”, “expect”, “may”, “continue”, “anticipate”, “potential”, “will”, “progress”, “look to”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: Zymeworks may not achieve milestones or receive additional payments under its collaborations, including the anticipated upfront payments from Zymeworks’ agreement with Jazz; expiration or termination of the waiting period under the Hart-Scott-Rodino Act may be delayed or may not be received at all; Jazz may decide not to proceed with the collaboration following readout of topline clinical data from HERIZON-BTC-01; the impact of the COVID-19 pandemic on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf, may be more severe and more prolonged than currently anticipated; clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions; Zymeworks’ assumptions regarding its financial condition or future financial performance may be incorrect; Zymeworks may not recognize the anticipated cost savings of its reduction in workforce; inability to maintain or enter into new partnerships or strategic collaborations; and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for its quarter ended September 30, 2022, which Zymeworks anticipates filing on or about the date hereof (a copy of which may be obtained at www.sec.gov and www.sedar.com). Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events.

ZYMEWORKS INC.
Condensed Interim Consolidated Statements of Loss and Comprehensive Loss
(Expressed in thousands of U.S. dollars except share and per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Research and development collaborations	$2,631	$4,395	$9,989	$6,810
Operating expenses:
Research and development	37,097	49,893	155,629	144,887
General and administrative	15,892	15,466	43,227	36,707
Total operating expenses	52,989	65,359	198,856	181,594
Loss from operations	(50,358)	(60,964)	(188,867)	(174,784)
Other income, net	2,483	1,149	3,665	2,948
Loss before income taxes	(47,875)	(59,815)	(185,202)	(171,836)
Income tax recovery (expense)	29	(764)	112	(855)
Net loss and comprehensive loss	$(47,846)	$(60,579)	$(185,090)	$(172,691)
Net loss per common share:
Basic	$(0.72)	$(1.17)	$(2.86)	$(3.35)
Diluted	$(0.72)	$(1.25)	$(2.86)	$(3.66)
Weighted-average common shares outstanding:
Basic	66,477,016	51,657,371	64,751,271	51,483,428
Diluted	66,478,157	52,238,901	64,756,063	52,125,929
ZYMEWORKS INC.
Selected Condensed Consolidated Balance Sheet Data
(Expressed in thousands of U.S. dollars)

	September 30, 2022	December 31, 2021
	(unaudited)
Cash, cash equivalents and short-term investments	$166,242	$252,608
Working capital	132,950	216,367
Total assets	300,263	389,132
Accumulated deficit	(868,194)	(683,104)
Total shareholders’ equity	179,758	249,094

NON-GAAP FINANCIAL MEASURES
In addition to reporting financial information in accordance with U.S. generally accepted accounting principles (“GAAP”) in this press release, Zymeworks is also reporting adjusted expenses and adjusted loss per share, which are non-GAAP financial measures. Adjusted expenses and adjusted loss per share are not defined by GAAP and should not be considered as alternatives to net loss, net loss per share or any other indicator of Zymeworks’ performance required to be reported under GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP or adjusted measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our adjusted measures as tools for comparison. Investors and others are encouraged to review Zymeworks’ financial information in its entirety and not rely on a single financial measure. As defined by Zymeworks, adjusted expenses represent total research and development expenses and general and administrative expenses adjusted for non-cash stock-based compensation expenses for equity and liability classified equity instruments as well as expenses incurred in relation to the restructuring program implemented in 2022. As defined by Zymeworks, adjusted net loss per share - Basic represents net loss per share – Basic adjusted for non-cash stock-based compensation expenses for equity and liability classified equity instruments on a per share basis as well as restructuring expenses incurred in relation to the restructuring program implemented in 2022 on a per share basis, and adjusted net loss per share – Diluted represents net loss per share – Diluted adjusted for non-cash stock-based compensation expenses for equity and liability classified equity instruments on a per share basis as well as restructuring expenses incurred in relation to the restructuring program implemented in 2022 on a per share basis.
Adjusted expenses are a non-GAAP measure that Zymeworks believes may be helpful to investors because they provide consistency and comparability with past financial performance.
GAAP to Non-GAAP Reconciliations
(Expressed in thousands of U.S. dollars except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Research and development expenses	$37,097	$49,893	$155,629	$144,887
Stock-based compensation (expense) / recovery for equity classified instruments (*)	(2,226)	(5,562)	(1,450)	(15,688)
Stock-based compensation (expense) / recovery for liability classified instruments (*)	(2)	916	772	3,185
Restructuring (expense) / recovery	108	—	(6,141)	—
Adjusted research and development expenses (Non-GAAP basis)	$34,977	$45,247	$148,810	$132,384

General and administrative expenses	$15,892	$15,466	$43,227	$36,707
Stock-based compensation (expense) / recovery for equity classified instruments (*)	(2,473)	(4,773)	(1,522)	(14,260)
Stock-based compensation (expense) / recovery for liability classified instruments (*)	(29)	3,600	3,010	15,006
Restructuring (expense) / recovery	832	—	(2,789)	—
Adjusted general and administrative expenses (Non-GAAP basis)	$14,222	$14,293	$41,926	$37,453

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Net loss per common share – Basic	$(0.72)	$(1.17)	$(2.86)	$(3.35)
Stock-based compensation expense (recovery) per common share	0.07	0.11	(0.01)	0.23
Restructuring expenses per common share	(0.01)	—	0.14	—
Adjusted net loss per common share – Basic (Non-GAAP basis)	$(0.66)	$(1.06)	$(2.73)	$(3.12)

Net loss per common share – Diluted	$(0.72)	$(1.25)	$(2.86)	$(3.66)
Stock-based compensation expense (recovery) per common share	0.07	0.11	(0.01)	0.22
Restructuring expenses per common share	(0.01)	—	0.14	—
Adjusted net loss per common share – Diluted (Non-GAAP basis)	$(0.66)	$(1.14)	$(2.73)	$(3.44)

(*): Research and development expenses and general and administrative expenses include stock-based compensation recovery related to the restructuring of $5,516 and $4,865, respectively, for the nine months ended September 30, 2022 (nil for the three months ended September 30, 2022).

Contacts:

Investor Inquiries:
Jack Spinks
(604) 678-1388
ir@zymeworks.com

Media Inquiries:
Diana Papove
(604) 678-1388
media@zymeworks.com